Exhibit 10.6

Second Amendment to Game License Agreement

DoubleU Games Co., Ltd. (“Licenser”) and The8Games Co., Ltd. (“Licensee”) enter into an amendment agreement as follows regarding the ‘Game License Agreement’ (“Existing Agreement”) which was concluded on March 7, 2018 and changed by the ‘First Amendment to Game License Agreement’ on July 1, 2019.

“Licensor” and “License” shall, under mutual agreement, make the following change to the ‘Article 8 (a)Term’ of the “Existing Agreement.”

Article	Before the change	After the change

8.TERM. (a)Term

(a) Term. This Agreement shall become effective on the Effective Date and shall continue in full force and effect, unless terminated by either Party with thirty (30) days’ prior written notice to the other Party or as provided in Section 8(b) or 8(c) (the “Term”).

(a) Term.

(i) The term of this Agreement shall be five years from its effective date. However, unless otherwise agreed by Licensor or Licensee no later than 30 days prior to the expiration of this Agreement, this Agreement shall be automatically renewed annually under the same conditions.

(ii) During the term of this Agreement, if (A) the situation in which Licensor, directly or indirectly, holds a valid or lawful possession of Licensee’s shares, terminates; or (B) the situation in which Licensee directly or indirectly, holds a valid or lawful possession of shares of DoubleDown Interactive, LLC, established in Washington, USA, Licensor and Licensee will mutually renegotiate the term of this Agreement.

The contents of this amendment agreement shall apply from the date of conclusion of this amendment agreement, and the contents of this amendment agreement other than the change shall be in accordance with the Existing Agreement.

{Signature Page follows}

To prove this, the “Licensor” and the “License” shall prepare, sign-seal two copies of this Agreement, and keep one copy each.

27 November 2019

“Licensor”	“Licensee”
DoubleU Games Co., Ltd.	The8Games Co., Ltd

Representative Director, Kim Ga-rham (sealed)	Representative Director, Kim Young-uk (sealed)